Exhibit 10.1
ASSIGNMENT FOR THE BENEFIT OF CREDITORS
     This agreement for an assignment for the benefit of creditors (“A/F/B/C”) is made this 20th day of July, 2009 among (a) Epix Pharmaceuticals, Inc. (the “Debtor”) duly organized and existing under the laws of the State of Delaware and having a usual place of business at 4 Maguire Road, Lexington, MA 02421, (b) Joseph F. Finn, Jr., having a usual place of business c/o Finn, Warnke & Gayton, Certified Public Accountants, 167 Worcester Street, Suite 209, Wellesley Hills, MA 02481-3613, and (c) others who may become parties to this agreement in accordance with the terms hereof.
RECITALS
     A. Debtor has been forced by its financial circumstances to wind up its business and to liquidate and distribute its assets; and
     B. Debtor is unable to pay its creditors and its obligations as they become due, wishes to provide a mechanism for liquidation of its assets and distribution of the proceeds to its creditors and has determined that the most efficient and economical mechanism to accomplish this purpose is to make an assignment for the benefit of its creditors; and
     C. Joseph F. Finn, Jr., has agreed to accept the assignment by Debtor of its assets and property for the benefit of its creditors, subject to the terms and conditions hereof; and
     D. Those creditors who assent to this agreement as provided below will be entitled to participate in the distribution of proceeds of assets subject to the terms and conditions hereof.
     NOW, THEREFORE, Debtor, Joseph F. Finn, Jr. and those creditors who assent hereto, hereby agree as follows:
1. Definitions:
     1.1 “Assets” shall mean those assets described in Section 2.l below, as limited by Section 2.2 below.
     1.2 “Assenting Creditors” shall mean those creditors who assent to this agreement as provided below.
     1.3 “Assignee” shall mean Joseph F. Finn, Jr. or any successor appointed according to the terms hereof.
     1.4 “Bankruptcy Code” shall mean 11 U.S.C.§101, et seq as in effect on the date hereof.
     1.5 “Creditor” shall mean any person or entity that holds a claim against Debtor that arose at the time of or before the date hereof or from a contract entered into before the date hereof.
     1.6 “Debtor” shall mean Epix Pharmaceuticals, Inc., a Delaware corporation.

     1.7 “Priority Creditors” shall mean the United States of America, to the extent entitled to priority under 31 U.S.C., Section 3713 and those creditors who would be entitled to priority under Section 507(a) of the United States Bankruptcy Code in effect on the date hereof, as modified by Section 4.7 below.
     1.8 “Secured Creditors” shall mean those creditors holding valid, perfected and enforceable liens on the Assets, to the extent of the value of their collateral.
2. Assignment:
     2.1 The Debtor hereby grants, bargains, sells, conveys, assigns and transfers to the Assignee all of its right, title and interest in and to all tangible and intangible assets, real and personal property, business, goodwill and rights wherever situated, either within or without the Commonwealth of Massachusetts, including, without limitation:
          (a) inventory including without limitation all merchandise, raw materials, work in process, finished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business;
          (b) accounts receivable including without limitation all accounts, contract rights, and all other debts, obligations and liabilities in whatever form, owing to Debtor from any person, firm or corporation or any other legal entity, received by or belonging or owing to Debtor, for goods sold, leased, licensed, assigned or otherwise disposed of by it or for services rendered by it, or however otherwise same may have been established or created, all guaranties, securities, and other supporting obligations therefor, all right, title and interest of Debtor in any merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit and all rights of an unpaid seller of merchandise or services;
          (c) equipment including without limitation all furniture, fixtures, machinery, equipment, molds, tools, dies, motor vehicles and other goods;
          (d) notes, bills, drafts, acceptances, instruments, documents, chattel paper, choses in action, and general intangibles including without limitation, know how, trade secrets, patents, trade marks, good will, copyrights (both registered and unregistered), tax refunds, the corporate name and all product names;
          (e) tort claims;
          (f) deposit accounts;
          (g) securities, securities accounts and other investment property;
          (h) letter of credit rights;
          (i) real property and leasehold interests;
          (j) all products and proceeds, offspring, rent or profits from any of the foregoing including without limitation all proceeds of credit, fire or other insurance;

          (k) all books and records;
          (l) all of the following possessed or owned by the Debtor or otherwise used by the Debtor, as they exist throughout the world: (i) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented); (ii) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing; (ii) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the foregoing; (iii) rights in know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, testing procedures and testing results; (iv) any and all other intellectual property rights and/or proprietary rights relating to, and all documents, and tangible embodiments of, any of the foregoing; (v) licenses, sublicenses and other agreement under which Debtor is granted rights by others in any of the foregoing; and (vi) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement and misappropriation against third parties; and
          (m) any and all other legal or equitable interests in property of any kind.
     2.2 The Assets shall be subject to any perfected security interests, mortgages or liens.
     2.3 The Debtor does hereby constitute the Assignee and his successors, the attorney and attorneys in fact of said Debtor, irrevocably and coupled with an interest, with power of substitution in the name of the Debtor to take any act necessary or proper to the exercise of his duties hereunder.
     2.4 The Debtor will execute and deliver any additional or confirmatory assignments, bills of sale deeds and other documents and will take any additional actions which the Assignee determines may be necessary to perfect the transfer of the Assets to or by him.
3. Powers and Duties of Assignee: The Assignee, in all instances in the exercise of his reasonable discretion, shall have the following powers, duties, and protection for any actions taken pursuant hereto:
     3.1 To hold the Assets in trust for the benefit of Assenting, Priority and Secured Creditors.
     3.2 To manage, sell, lease, mortgage or pledge the Assets for such consideration and on such terms and conditions and to operate the business of the Debtor or any of its subsidiaries as he deems appropriate, to conduct an orderly liquidation of the Assets and to realize their reasonable liquidation value.
     3.3 To incur and pay the actual and necessary costs of managing, operating, maintaining, preserving, liquidating and distributing the Assets, including without limitation,

reasonable wages, salaries, commissions, professional fees, rents, insurance premiums, prosecution fees, examination and maintenance charges, supplies, utilities, taxes and reasonable compensation for his services as trustee.
     3.4 To institute or defend suits, legal or equitable proceedings incident to liquidation and distribution of the Assets and/or incident to any claims of infringement and misappropriation of any of the Assets.
     3.5 To execute and deliver deeds, bills of sale or other instruments of transfer or conveyance.
     3.6 To deposit any funds of this A/F/B/C in any bank or trust company, and entrust to such bank or trust company, or to a safe deposit company for safekeeping, any of the securities, monies, documents and papers belonging to or relating to the Assignee and to delegate to any other person or persons, as he may determine, the power to deposit, withdraw and draw checks on any funds of the A/F/B/C.
     3.7 To distribute all proceeds received or realized by him under this A/F/B/C, and thereafter to terminate this A/F/B/C by a written declaration to that effect signed by him and thereupon all further duties, liabilities and obligations of the Assignee hereunder shall cease and determine and this A/F/B/C shall be at an end.
     3.8 Notwithstanding any other provisions herein contained, to receive and hold the Assets and any other property, whether real or personal received by him hereunder, or any of the same, and to act hereunder, if he should so desire, in his name, or in the name or names of any nominee or nominees designated by him, for so long as he, in his sole discretion may determine, and in such manner as not to give notice that such property is affected by this A/F/B/C. The Assignee hereby agrees, in respect to any property to be administered hereunder and held in his name to make or cause to be made, any and all transfers and conveyances necessary to vest the title to same in any successor Assignees hereunder or their nominee or nominees.
     3.9 To construe any of the provisions of this A/F/B/C and to act on any such construction, and his construction of the same and any action taken in good faith pursuant thereto shall be final and conclusive on all parties in interest.
     3.10 To refuse to accept, to reassign or to abandon any Assets which the Assignee believes would not be beneficial to this A/F/B/C.
     3.11 The Assignee may resign at any time by delivery of a resignation in writing to the Debtor and to the Assenting Creditors and may be removed at any time by a writing or writings signed by no less than two-thirds in number and amount of the Assenting Creditors. In such case, a successor Assignee may be appointed by the Debtor with the concurrence of a majority of amount of the Assenting Creditors.
     3.12 The Assignee shall be entitled to indemnity against any and all liability either in contract or tort, which he may incur or to which he may be subject, out of the trust property.

     3.13 The Assignee shall not be liable for any error of judgment or for any action or failure to act, done or suffered or for any decision made in good faith.
     3.14 Any act or thing done by the Assignee, or by the duly authorized agents or representatives of the Assignee, shall, as to all persons dealing with such Assignee or such duly authorized agents and representatives of the Assignee, be conclusively deemed to be within the purposes of this A/F/B/C and within the powers of the Assignee. No person dealing with the Assignee or with any duly authorized agent or representative of the Assignee shall be bound to see to the application of any funds or property passing into his hands or control.
     3.15 Any certificate signed by the Assignee setting forth as facts any matters affecting the A/F/B/C or the powers and authority of the Assignee under this A/F/B/C or with respect to any action taken by the Assignee or the beneficiaries, including a statement as to who is the Assignee or who are the beneficiaries of this A/F/B/C shall be conclusive evidence as to the existence of the alleged facts, powers, authority or action in favor of all persons acting in reliance thereon.
     3.16 The Assignee may from time to time employ and pay reasonable compensation to such counsel, accountants and other professionals as he, in his sole discretion, shall deem necessary and advisable, including without limitation, counsel and accountants formerly or currently employed by the Debtor.
     3.17 In every written contract, note, lease, deed or mortgage which the Assignee may make, reference shall be made to this instrument, and anyone contracting with the Assignee shall look only to the trust property for payment under such contract or for the payment of any mortgage, note, judgment, or decree or of any money that may otherwise become due and payable by reason of the failure on the part of the Assignee to perform such contract in whole or in part, or for any other cause, and the Assignee shall not be personally liable therefor. The omission of such reference, however, shall not constitute a waiver of the foregoing provisions and shall not render the Assignee personally liable.
4. Rights and Duties of Creditors:
     4.1 A Creditor shall become an Assenting Creditor and a party to this A/F/B/C and a beneficiary hereunder by filing with the Assignee a written assent substantially in the form of Exhibit A annexed hereto within sixty days hereof or within such further time as the Assignee may grant in his discretion.
     4.2 Upon the filing by a creditor of an assent and upon its acceptance by the Assignee, each such Assenting Creditor shall be deemed to have acquired a pro rata participating interest in all Assets, subject to the priorities set forth below, equal to the proportion which the claim of such Assenting Creditor shall bear to the aggregate of the claims of all Assenting Creditors.
     4.3 The submission of an assent to this A/F/B/C shall not operate as a waiver, release or suspension of any rights by way of guaranty, security or otherwise which such Assenting Creditor may have against any person other than the Debtor.

     4.4 An Assenting Creditor hereby agrees that it will not institute a suit against the Debtor or any other proceeding at law or in equity or otherwise on account of any debt due and owing to such Assenting Creditor from the Debtor, nor will such Assenting Creditor transfer its claim without the written approval of the Assignee. Each Assenting Creditor accepts in lieu of its claim the rights acquired hereunder and agrees that this A/F/B/C may be pleaded as a defense or bar to any such suit or other proceeding.
     4.5 The Assignee may accept as valid the amount of any claim which is reflected in the Debtor’s books and records or which is otherwise supported by evidence reasonably satisfactory to the Assignee.
     (a) The Assignee may limit or disallow any claim to the extent that the claim would be limited or disallowed in a proceeding under chapter 7 of the Bankruptcy Code.
     (b) The Assignee may reduce any claim by the amount of any payments received by the claimant from the Assignor that would have been preferences under Section 547 of the Bankruptcy Code if the Assignor had filed a petition under the Bankruptcy Code on the date of the A/F/B/C.
     (c) The Assignee may compromise any claim on such terms and for such amount as he deems reasonable.
     (d) In the event of a disagreement between the Assignee and an Assenting Creditor concerning the validity, amount or priority of a claim, the Assignee and such Assenting Creditor will negotiate in good faith to attempt to resolve such dispute. Any unresolved dispute will be referred by the Assignee for final and binding arbitration, on terms and conditions to be established by the arbitrator, to an attorney selected by the Assignee who maintains an office in Boston, Massachusetts and who would qualify as a disinterested person in respect of the Debtor, the Assignee and the Creditor under the definition of “disinterested person” contained in the United States Bankruptcy Code in effect on the date hereof.
     4.6 The Assignee may discharge by payment any liens or security interests, to the extent that he deems it beneficial to this A/F/B/C. The Assignee may accept as the claim of an Assenting Creditor the unsecured portion of any partially secured claim, the amount of such claim to be determined as provided in Paragraph 4.5.
     4.7 Priority Claims will be paid to the extent and in the order that such claims would be entitled to priority under Section 507 of the United States Bankruptcy Code as in effect on the date hereof, except that:
     (a) costs and expenses of administering this A/F/B/C, including reasonable compensation to the Assignee and professionals engaged by the Assignee, shall be paid as a first priority;
     (b) any claims of the United States will be paid as a second priority; and

          (c) claims for employee wages and benefits, due and payable or accrued on the date hereof, including accrued vacation pay and pension plan obligations shall be paid as a third priority ; and
          (d) Severance pay and compensation for unused sick days accrued during the 180 days prior to the date hereof, in an amount that does not exceed (i) $10,950 minus (ii) any amount paid to such employee as third priority, shall be paid as a fourth priority.
     4.8 Claims of Assenting Creditors will be paid at such times and in such amounts as the Assignee determines. Such payments shall be made pro rata to all Assenting Creditors except that the Assignee may designate for payment in full a separate class of Assenting Creditors consisting only of claims less than or reduced to an amount that the Assignee determines as reasonable and necessary for administrative convenience.
5. Miscellaneous
     5.1 Notice. Any notices hereunder shall be sufficient if in writing and sent by United States mail, certified or registered mail, return receipt requested, postage prepaid to the Assignee, c/o Joseph F. Finn, Jr., Finn, Warnke & Gayton, 167 Worcester Street, Suite 209, Wellesley Hills, MA 02481 and to Assenting Creditors by United States mail, postage pre-paid at the address shown on the Assent forms submitted by them.
     5.2 This A/F/B/C is to be construed as a Massachusetts contract, takes effect as a sealed instrument, sets forth the entire agreement among the parties, is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns and may be canceled, modified or amended only by a written instrument executed by each of the parties hereto. Any waiver in one instance shall not be deemed to be a waiver of any other.
     5.3 The captions herein have been inserted for convenience only, do not form a part of this A/F/B/C, and shall not be utilized in its interpretation.

IN WITNESS WHEREOF the Debtor and the Assignee have executed this Agreement as of the date first written above.

Epix Pharmaceuticals, Inc.

By:	/s/ Elkan Gamzu

Name:	Dr. Elkan Gamzu
Title:	President and Chief Executive Officer
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
     Then, personally, appeared before me Elkan Gamzu, President and Chief Executive Officer of Debtor and declared the above to be his free act and deed.

/s/ Illegible

Notary Public

My Commission expires:

Joseph F. Finn, Jr.

/s/ Joseph F. Finn, Jr.

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
     Then, personally, appeared before me Joseph F. Finn, Jr., and declared the above to be his free act and deed.

/s/ Illegible

Notary Public

My Commission expires:

[Signature Page to the Assignment for the Benefit of Creditors]

Exhibit A
EPIX PHARMACEUTICALS, INC.
ASSENT TO ASSIGNMENT FOR BENEFITS OF CREDITORS
     The undersigned creditor of the above named debtor hereby assents to the terms of a certain instrument of assignment for the benefit of creditors made by Epix Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, on July 20, 2009 to Joseph F. Finn, Jr., Finn, Warnke & Gayton, Certified Public Accountants, 167 Worcester Street, Suite 209, Wellesley Hills, MA 02481-3613 (the “Assignment”). Pursuant to the terms of the Assignment, the undersigned agrees to accept those dividends payable under the Assignment in full and final settlement of all indebtedness due from the above-named debtor. The undersigned hereby assigns to Assignee any rights it has to pursue causes of action under applicable fraudulent transfer or conveyance laws on the condition that Assignee may prosecute such claims only for the benefit of beneficiaries of the Assignment.
     Witness my (its) hand and seal this                      day of                     , 2009.

(Seal)

Signature of Creditor

Amount of Claim
Name of Creditor
(Please print or type)
Please annex to this Assent a statement of your account and mail both to:
Joseph F. Finn, Jr.
Finn, Warnke & Gayton,
167 Worcester Street, Suite 209
Wellesley Hills, MA 02481-3613
Fax: (781) 237-2355
PLEASE RETURN THIS FORM AS SOON AS POSSIBLE
BUT IN ANY EVENT NO LATER THAN THE BAR DATE
                     ___, 2009